UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 2, 2009

(Date of Report)

March 2, 2009

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 2, 2009, International Paper Company issued a press release announcing that its board of directors reduced its quarterly common stock dividend from twenty-five cents ($0.25) per share to two and one-half cents ($0.025) per share, effective for the second quarter 2009 dividend payment. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, on March 2, 2009, International Paper Company announced that it signed a purchase and sale agreement to divest approximately 143,000 acres of real estate to American Timberlands Fund I, LP. A copy of the press release announcing this transaction is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release of the Company dated March 2, 2009.

Exhibit 99.2	Press Release of the Company dated March 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY (Registrant)

By:	/s/ Maura Abeln Smith
Name:	Maura Abeln Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: March 2, 2009

Exhibit Index

Exhibit 99.1	Press Release of the Company dated March 2, 2009.

Exhibit 99.2	Press Release of the Company dated March 2, 2009.